Exhibit 1
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of GSE Systems, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: May 5, 2011 NGP Energy Technology Partners II, L.P.
By:	NGP ETP II, L.L.C.
Its:	General Partner

By:	/s/ Philip J. Deutch
	Name:	Philip J. Deutch
	Title:	Authorized Member

NGP ETP II, L.L.C.
By:	/s/ Philip J. Deutch
	Name:	Philip J. Deutch
	Title:	Authorized Member

Energy Technology Partners II, L.L.C.
By:	/s/ Philip J. Deutch
	Name:	Philip J. Deutch
	Title:	Sole Member and Manager

/s/ Philip J. Deutch
Philip J. Deutch